Exhibit 99.1

RealD Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2011

LOS ANGELES (June 9, 2011) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its fourth quarter and fiscal year ended March 25, 2011.

Fourth Quarter Ended March 25, 2011

GAAP Results

•                  Net revenue was $58.5 million, an increase of 6% from $55.4 million in the fourth quarter of fiscal 2010.

•                  Net revenue results are net of motion picture exhibitor stock option expense (a contra revenue item) of $2.4 million and $21.3 million in the fourth quarters of fiscal 2011 and fiscal 2010, respectively.

•                  GAAP net income attributable to common stockholders was $4.5 million, or $0.08 per diluted share.  In the year-ago quarter, the Company recorded a GAAP net loss attributable to common stockholders of $20.9 million, or $0.85 per share.

•                  The Company’s profitability benefited from a product and other gross profit of $3.1 million, an improvement from a product and other gross profit of negative $13.1 million in the fourth quarter of fiscal 2010.

•                  International markets generated approximately 56% of gross revenue in the fourth quarter of fiscal 2011.

•                  The Company’s balance sheet at March 25, 2011 included total cash, cash equivalents and marketable securities of $16.9 million and total debt of $2.3 million.

Non-GAAP Results

•                  Excluding the impact of motion picture exhibitor option expense, Non-GAAP net income attributable to common stockholders increased to $6.9 million from $0.4 million in the fourth quarter of fiscal 2010.

•                  Adjusted EBITDA was $17.8 million, an increase of 59% from $11.2 million in the year-ago quarter.

•                  Non-GAAP net income (loss) attributable to common stockholders and Adjusted EBITDA are defined within the section of this press release entitled “Use of Non-GAAP Financial Measures”, which also includes reconciliations to their most comparable GAAP measures, net income (loss) attributable to common stockholders and net income (loss), respectively.

“The fourth quarter capped an outstanding fiscal 2011 for RealD,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “Despite challenging box office comparisons that impacted the industry during the quarter, RealD delivered 59% year-over-year growth in Adjusted EBITDA.  Equally as important, we deployed a record 3,700 RealD Cinema Systems that will position the Company to benefit from a growing slate of 3D films scheduled for release this summer and beyond.  Our significant increase in RealD-enabled screens, particularly in international markets, will enable a larger audience of moviegoers around the world to enjoy RealD’s distinctive and immersive 3D visual experience.”

Key Metrics

•                  As of March 25, 2011, the Company had deployed approximately 15,000 RealD-enabled screens, an increase of 183% from approximately 5,300 screens at March 26, 2010, and an increase of 33% from approximately 11,300 screens at December 24, 2010.

•                  Domestic (U.S. and Canada) screens at March 25, 2011 were approximately 8,700, an increase of 156% from approximately 3,400 screens at March 26, 2010, and an increase of 26% from approximately 6,900 screens at December 24, 2010.

•                  International screens at March 25, 2011 were approximately 6,300, an increase of 232% from approximately 1,900 screens at March 26, 2010, and an increase of 43% from approximately 4,400 screens at December 24, 2010.

•                  Total locations with RealD-enabled screens at March 25, 2011 were approximately 4,500, including approximately 2,300 domestic locations and approximately 2,200 international locations.

•                  As of March 25, 2011, all of the Company’s motion picture exhibitor optionees had achieved their screen installation targets required for vesting of all outstanding motion picture exhibitor stock options.  As a result, we do not expect that there will be motion picture exhibitor stock option expense/contra revenue in future periods.

Fiscal Year Ended March 25, 2011

GAAP Results

•                  Net revenue was $246.1 million, an increase of 64% compared to $149.8 million in fiscal 2010.

•                  Net revenue results are net of motion picture exhibitor stock option expense (a contra revenue item) of $36.4 million and $39.2 million in the fiscal years of 2011 and 2010, respectively.

•                  GAAP net loss attributable to common stockholders was $12.3 million, or $0.29 per share, a decrease from a GAAP net loss attributable to common stockholders of $51.2 million, or $2.09 per share, in fiscal 2010.

•                  International markets generated approximately 55% of gross revenue for the 2011 fiscal year.

Non-GAAP Results

•                  Excluding the impact of motion picture exhibitor option expense, Non-GAAP net income attributable to common stockholders increased to $24.2 million from a Non-GAAP net loss attributable to common stockholders of $12.0 million in fiscal 2010.

•                  Adjusted EBITDA was $62.2 million, an increase of 174% from $22.7 million in fiscal 2010.

•                  Non-GAAP net income (loss) attributable to common stockholders and Adjusted EBITDA are defined within the section of this press release entitled “Use of Non-GAAP Financial Measures”, which also includes reconciliations to their most comparable GAAP measures, net income (loss) attributable to common stockholders and net income (loss), respectively.

3D Theatrical Release Schedule for Fiscal 2012 Ending March 23, 2012

(As of June 9, 2011)

Fiscal Q1 2012

Film	Release Date
Rio	4/15/2011
Hoodwinked Too! Hood vs. Evil	4/29/2011
Thor	5/6/2011
Priest	5/13/2011
Pirates of the Caribbean: On Stranger Tides	5/20/2011
Kung Fu Panda 2	5/26/2011
Green Lantern	6/17/2011
Cars 2	6/24/2011

Fiscal Q2 2012

Film	Release Date
Transformers: Dark of the Moon	6/29/2011
Harry Potter and the Deathly Hallows Part 2	7/15/2011
Captain America: The First Avenger	7/22/2011
The Smurfs	7/29/2011
Glee Live!	8/12/2011
Final Destination 5	8/12/2011
Spy Kids 4: All the Time in the World	8/19/2011
Conan the Barbarian	8/19/2011
Fright Night	8/19/2011
Shark Night 3D	9/2/2011
Lion King 3D	9/16/2011
Dolphin Tale 3D	9/23/2011

Fiscal Q3 2012

Film	Release Date
Three Musketeers	10/14/2011
Contagion	10/21/2011
Puss in Boots	11/4/2011
A Very Harold & Kumar 3D Christmas	11/4/2011
Immortals	11/11/2011
Happy Feet 2	11/18/2011
Arthur Christmas	11/23/2011
Piranha 3DD	11/23/2011
Hugo Cabret	11/23/2011
The Darkest Hour	12/23/2011
The Adventures of Tintin: The Secret of the Unicorn	12/23/2011

Fiscal Q4 2012

Film	Release Date
Underworld 4: New Dawn	1/20/2012
Journey 2: The Mysterious Island	1/27/2012
Star Wars: Episode 1: The Phantom Menace (re-release)	2/10/2012
Ghost Rider: Spirit of Vengeance	2/17/2012
Dr. Suess’ The Lorax	3/2/2012
Hansel & Gretel: Witch Hunters	3/2/2012
John Carter	3/9/2012

Source: Rentrak

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the fourth quarter and fiscal year ended March 25, 2011 beginning at 5:00 pm ET (2:00 pm PT), today, June 9, 2011.  To access the call via telephone, interested parties should dial (877) 941-2068 (U.S.) or (480) 629-9712 (International) ten minutes prior to the start time and use conference ID 4438065.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 4438065.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for fiscal 2012 ending March 23, 2012, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Non-GAAP net income attributable to common stockholders and Adjusted EBITDA as supplemental measures of its performance.  The Company defines Non-GAAP net income attributable to common stockholders as net income attributable to common stockholders excluding the impact of motion picture exhibitor option expense.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.

RealD presents Non-GAAP net income attributable to common stockholders and Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.

RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Year ended
	March 25,	March 26,	March 25,	March 26,
	2011	2010	2011	2010

Revenue:
License	$33,133	$14,921	$101,523	$40,914
Product and other	25,381	40,483	144,613	108,932
Total revenue	58,514	55,404	246,136	149,846
Cost of revenue:
License	6,334	2,353	17,994	9,452
Product and other	22,303	53,565	160,402	131,151
Total cost of revenue	28,637	55,918	178,396	140,603
Gross profit	29,877	(514)	67,740	9,243
Operating expenses:
Research and development	4,831	3,694	15,582	11,021
Selling and marketing	8,888	5,688	24,139	16,811
General and administrative	10,640	5,768	35,835	15,638
Total operating expenses	24,359	15,150	75,556	43,470
Operating income (loss)	5,518	(15,664)	(7,816)	(34,227)
Interest expense	(46)	(581)	(919)	(1,730)
Other income (loss)	(194)	(442)	6,182	(1,112)
Income (loss) before income taxes	5,278	(16,687)	(2,553)	(37,069)
Income tax expense	973	1,249	4,272	2,680
Net income (loss)	4,305	(17,936)	(6,825)	(39,749)
Net (income) loss attributable to noncontrolling interest	162	170	(530)	896
Accretion of preferred stock	—	(3,094)	(4,934)	(12,372)
Net income (loss) attributable to RealD Inc. common stockholders	$4,467	$(20,860)	$(12,289)	$(51,225)

Earnings (loss) per common share:
Basic	$0.09	$(0.85)	$(0.29)	$(2.09)
Diluted	$0.08	$(0.85)	$(0.29)	$(2.09)

Shares used in computing earnings per common share:
Basic	51,426	24,638	41,933	24,500
Diluted	57,025	24,638	41,933	24,500

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	March 25,	March 26,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,936	$13,134
Accounts receivable, net	50,676	51,184
Inventories	54,971	6,539
Deferred costs — eyewear	49	1,842
Deferred income taxes	1,029	4,349
Income taxes receivable	139	—
Prepaid expenses and other current assets	1,734	1,128
Total current assets	125,534	78,176
Property and equipment, net	7,889	2,558
Cinema systems, net	122,226	40,623
Digital projectors, net-held for sale	10,475	25,521
Goodwill	10,657	10,657
Other intangibles, net	1,918	2,024
Other assets	1,448	2,587
Total assets	$280,147	$162,146
Liabilities, redeemable convertible preferred stock and equity (deficit)
Current liabilities:
Accounts payable	$58,713	$37,625
Accrued expenses and other liabilities	40,118	24,608
Deferred revenue	14,176	19,430
Credit facility agreement	—	20,066
Income taxes payable	—	1,254
Current portion of long-term debt	2,291	9,299
Total current liabilities	115,298	112,282
Deferred revenue, net of current portion	14,106	14,144
Virtual print fee liability and customer deposits	4,533	8,331
Long-term debt, net of current portion	19	2,031
Deferred tax liability	1,091	4,413
Commitments and contingencies
Series C mandatorily redeemable convertible preferred stock,	—	62,831
Equity (deficit)
Series A redeemable convertible preferred stock	—	1,978
Series B redeemable convertible preferred stock	—	2,970
Series D redeemable convertible preferred stock	—	19,952
Common stock	292,904	68,371
Accumulated deficit	(149,580)	(137,291)
Total RealD Inc. stockholders’ equity (deficit)	143,324	(44,020)
Noncontrolling interest	1,776	2,134
Total equity (deficit)	145,100	(41,886)
Total liabilities, mandatorily redeemable convertible preferred stock and equity (deficit)	$280,147	$162,146

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Twelve months ended
	March 25,	March 26,	March 25,	March 26,
(in thousands)	2011	2010	2011	2010

Net income (loss)	$4,305	$(17,936)	$(6,825)	$(39,749)
Add (deduct):
Interest expense	46	581	919	1,730
Income tax expense	973	1,249	4,272	2,680
Depreciation and amortization	5,309	2,565	15,737	7,952
Other (income) loss (1)	194	442	(6,182)	1,112
Share-based compensation expense (2)	2,962	679	8,950	2,909
Exhibitor option expense (3)	2,439	21,268	36,447	39,234
Impairment of assets and intangibles (4)	314	18	1,128	426
Sales and use tax (5)	1,041	2,155	6,484	5,478
Property tax (6)	251	111	1,090	605
Management fee (7)	—	87	175	350
Adjusted EBITDA	$17,834	$11,219	$62,195	$22,727

(1)          Includes amortization of debt issue costs, unrealized foreign currency exchange gains and losses and gains   from the sale of digital projectors.

(2)          Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units to employees, officers, directors and consultants.

(3)          Represents stock options granted to some of our motion picture exhibitor licensees. The amounts are recorded as motion picture exhibitor option expense/contra revenue in the consolidated financial statements.

(4)          Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and identifiable intangibles.

(5)          Represents taxes incurred by us for cinema license and product revenue.

(6)          Represents property taxes on RealD Cinema Systems and digital projectors.

(7)          Represents payment of management fees to our Series C mandatorily redeemable convertible preferred stockholder (included in general and administrative expense, which was terminated upon the completion of our initial public offering).

Reconciliation of Net Loss Attributable to Common Stockholders to

Non-GAAP Net Income (Loss) Attributable to Common Stockholders

(In thousands)

(Unaudited)

	Three months ended		Year ended
	March 25,	March 26,	March 25,	March 26,
(in thousands):	2011	2010	2011	2010
Net income (loss) attributable to common stockholders:	$4,467	$(20,860)	$(12,289)	$(51,225)
Adjustment:
Exhibitor option expense	2,439	21,268	36,447	39,234
Non-GAAP net income (loss) attributable to common stockholders:	$6,906	$408	$24,158	$(11,991)